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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): APRIL 20, 2001



                                BROADVISION, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                      0-28252                        94-3184303
(State of Jurisdiction)      (Commission File Number)    (IRS Employer Identification No.)



                                  585 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
              (Address of principal executive offices and zip code)





       Registrant's telephone number, including area code: (650) 261-5100




                             ---------------------


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ITEM 5.    OTHER EVENTS.

         Several lawsuits have been filed against BroadVision, Inc. and certain of its officers and directors in the United States District Court for the Northern District of California. In each of the lawsuits, the plaintiffs seek to assert claims on behalf of a class of all persons who purchased securities of BroadVision between January 26, 2001 and April 2, 2001. The complaints allege that BroadVision and certain of its officers and directors violated federal securities laws in connection with BroadVision's reporting of financial results during such period. BroadVision expects that all of the lawsuits will eventually be consolidated into a single action, as is customary in such cases.

         On April 2, 2001, BroadVision announced its preliminary first quarter ended March 31, 2001 financial results, that it had revised its previously released unaudited results of the fourth quarter ended December 31, 2000 to include approximately $4 million of additional expenses and that it expected to take a one-time charge in the second quarter ending June 30, 2001.

         BroadVision believes that the lawsuits are without merit and it will defend itself vigorously.



                                       1.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  BROADVISION, INC.



Dated:  April 20, 2001            By:      /s/ Randall C. Bolten
                                     ------------------------------------------
                                           Randall C. Bolten
                                           Executive Vice President, Operations
                                           and Chief Financial Officer